                      COLONIAL REALTY LIMITED PARTNERSHIP
                      CONSOLIDATED AND COMBINED INCLUDING
                              PREDECESSOR BUSINESS
                        EARNINGS TO FIXED CHARGES RATIO


                                     Six Months Ended                            Year Ended December 31
                                     ----------------  -------------------------------------------------------------------------
                                      June 30, 1996       1995           1994           1993            1992           1991
                                     ---------------  ------------   ------------   ------------    ------------   -------------
Income before gains from
    sales of property and
    extraordinary items               $18,958,016      $25,066,843    $16,527,968    $ 3,509,020     $  (780,119)   $(3,365,952)
                                      -----------      -----------    -----------    -----------     -----------    -----------

Fixed charges:
    Interest expense                   10,230,852       23,972,107     10,819,643     12,771,645      14,508,800     14,654,142
    Interest expense capitalized        1,418,100          868,093        333,197             -0-        131,890        799,553
    Amortization of debts issuance
       costs and interest rate caps       990,478        2,325,070      2,292,000        736,504         249,246        292,082
                                      -----------      -----------    -----------    -----------     -----------    -----------

Total Fixed Charges                    12,639,430       27,165,270     13,444,840     13,508,149      14,889,936     15,745,777
                                      -----------      -----------    -----------    -----------     -----------    -----------

Earnings                              $31,597,446      $52,232,113    $29,972,808    $17,727,650     $14,109,817    $12,379,825
                                      ===========      ===========    ===========    ===========     ===========    ===========
Ratio of Earnings to
    Fixed Charges                            2.50             1.92           2.23           1.31             .95            .79
                                      ===========      ===========    ===========    ===========     ===========    ===========
Earnings deficiency to
    cover fixed charges                       N/A              N/A            N/A            N/A     $   780,119    $ 3,365,952
                                      ===========      ===========    ===========    ===========     ===========    ===========

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